UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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SUPPORTSOFT, INC.

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On April 7, 2009, SupportSoft, Inc. (the “Company” or “SupportSoft”) sent the following message and FAQ to employees of its Consumer Business in connection with the announcement that the Company had entered into an Asset Purchase Agreement with Consona Corporation and had agreed to sell its Enterprise business to Consona:

Solutions Center Team,

Earlier today we announced that we have entered into an agreement to sell our Enterprise business to Consona Corporation (“Consona”). This transaction offers many opportunities for both the Enterprise and Consumer teams.

Consona is a large, financially sound, privately-held company that provides software and services to more than 4,500 customers worldwide and across a variety of industries. Consona has a long track record of acquiring and successfully integrating several other public and private software companies, including Onyx Software, KNOVA Software and Made2Manage Systems, among others. To learn more about Consona, visit www.consona.com.

SupportSoft’s Enterprise software business and Consona have very similar go-to-market strategies and customer bases and highly complementary solution sets. The combination of Consona with our Enterprise business offers an extended solution offering, a broadened worldwide sales and services presence, expanded industry, product and process expertise, cross-selling opportunities across an expanded customer base, and substantial resources for growth.

For our Consumer business, the transaction enables us to become a pure play provider of technology enabled services for the digital home and small office. The increased focus and additional financial resources provided by the transaction will accelerate transformation of the Company into a leading provider of premium technology services for the consumer and SOHO markets.

I’m certain you have many questions about how this more specifically impacts the Consumer Business, as well as you personally. There is a FAQ attached that I hope will answer most of your questions. I want you to know that the entire executive team is committed to the go forward success of this business. Your contributions have been instrumental in the evolution and growth of our service delivery operation and a key foundation of our strategic plans. We have continuously made improvements to quality and efficiency that must continue in order for us to achieve our long term goals. If you maintain the improvement trend you have established, we are well-positioned to succeed.

The Consumer business will remain publicly-traded under the “SPRT” symbol going forward.

I am excited by the opportunity ahead for both our Enterprise and Consumer businesses and thank you for your continued commitment, energy and enthusiasm.

- Josh

FAQ

Q. What is being announced?

A. SupportSoft announced a definitive agreement to sell its Enterprise business to privately-held Consona Corporation in an all-cash transaction valued at $20 million subject to adjustment as set forth in the definitive agreement. The proposed transaction is subject to customary conditions to closing, including approval of SupportSoft’s stockholders, and is expected to close during the second quarter of 2009.

Q. Why is SupportSoft selling its Enterprise business?

A. We believe this transaction represents a compelling opportunity to drive long-term value for our stockholders, customers and employees. Over the past year, we have taken steps to separate our Consumer and Enterprise businesses in order to sharpen our focus and realize the value inherent in each. The transaction allows us to focus on growing our Consumer business while enabling our Enterprise business to flourish within Consona, a leading software provider. We believe that the combination of Consona with our Enterprise business will offer:

•	an extended solution offering for Consona
•	a broadened worldwide sales and services presence for Consona
•	expanded industry, product and process expertise
•	cross-selling opportunities across an expanded customer base
•	substantial resources for growth

Q. Who is Consona?

A. Consona is a substantial, financially sound privately-held company that provides software and services to more than 4,500 customers worldwide and across a variety of industries. Consona delivers software and services to companies of all sizes, ranging from small businesses to Global 2000 enterprises, across a number of industries. Consona’s software solutions automate business critical tasks, ranging from marketing, service and support to planning and scheduling, material requirements planning (MRP), accounting, product configuration, and business intelligence. With more than 120 years of combined experience building industry- and process-specific software solutions that fit companies across a number of industries, Consona provides software solutions and services that align with the unique businesses of their customers. Consona builds their solutions from the ground up based on the best practices and core challenges of a given industry—and enhances them over time using the feedback and input of the leading companies that use them. To learn more about Consona, visit www.consona.com.

Consona has a track record of making several similar successful acquisitions of both public and private software companies, including Onyx Software (public), KNOVA Software (private), Made2Manage Systems, and many others.

Consona is jointly owned by Battery Ventures and Thoma Bravo, two very prominent investment firms.

Q. What products does Consona sell? Who are their customers?

A. The Consona product portfolio consists of customer relationship management (CRM) and enterprise resource planning (ERP) product lines. Consona provides CRM and ERP business solutions to more than 4,500 customers worldwide and across a variety of industries, including communications, technology, financial, healthcare, government, retail, professional services and manufacturing.

Q. What happens to the SupportSoft name?

A. Consona will acquire the rights to use the SupportSoft name. The Consumer business will continue to be listed on the Nasdaq under the ticker symbol “SPRT”.

Q. What is the expected impact on SupportSoft’s consumer work from home (“WFH”) agent workforce as a result of this transaction?

A. We do not expect any direct impact on the consumer WFH agent workforce.

Q. Is the remaining consumer company now vulnerable to being acquired?

A. There is a possibility of this because we are publicly traded, but that has always been the case.

Q. Will there be any impact on the use of current technology or future development of technology and tools used by the Solutions Center?

A. No. The consumer Product Development and Engineering teams will continue to support the technologies currently in use in the Consumer business and work, as they always have, at providing new and improved tools for use in delivering our Consumer technology services.

Q. What happens to the $20 million we expect from Consona when the transaction closes? Will it be spent investing in the remaining business?

A. Yes, we plan to invest these funds in growing our Consumer business as well as general working capital for our continued operations.

Q. Will this change affect Consumer employees’ current benefits coverage or benefits provider?

A. There will be no change to health and welfare benefits or coverage at this time. However, the Employee Stock Purchase Plan will terminate around the time the transaction closes, which is expected to occur in the second quarter of 2009. Watch for further announcements about the ESPP.

Q. Will there be any change to the Company’s Consumer WFH strategy?

A. No. The work from home model is central to our business model, and there are no changes planned at this time.

Q. Who should I contact if I have more questions?

A. We encourage you to speak with your manager or Human Resources if you have additional questions.

Q. What if someone asks me about the transaction?

A. Please direct inquiries to the SupportSoft website or your manager.

Q. What do I do if asked about this transition by press or clients?

A. Press inquiries should be directed to Heather Hawkins. (Please direct customers to our website for more information.

Important Additional Information Will Be Filed With The SEC

SupportSoft plans to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed sale of the Enterprise Business and the other corporate matters described therein.

The proxy statement will contain important information about SupportSoft, Consona Corporation, the proposed sale of the Enterprise Business and the other corporate matters described therein. Investors and security holders are urged to read the proxy statement carefully when it is available before making any voting or investment decision with respect to the proposed sale of the Enterprise Business and the other corporate matters described therein.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by SupportSoft through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the proxy statement from SupportSoft by contacting Maura Burns at maura.burns@supportsoft.com or (650) 556-8992.

SupportSoft and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the proposed sale of the Enterprise Business and the other corporate matters set forth in the proxy statement. Information regarding SupportSoft’s directors and executive officers and their ownership of SupportSoft’s shares is contained in SupportSoft’s Annual Report on Form 10-K for the year ended December 31, 2008, and is supplemented by other public filings made, and to be made, with the SEC. A more complete description will be available in the proxy statement filed in connection with the proposed sale of the Enterprise Business. Investors and security holders may obtain additional information regarding the direct and indirect interests of SupportSoft and its directors and executive officers with respect to the proposed sale of the Enterprise Business by reading the proxy statement and other filings referred to above.

Forward-looking statements

This message contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results contemplated by such statements could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to stockholder approval; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief; and any assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, SupportSoft’s business may not perform as expected due to transaction-related uncertainty or other factors; that Consona is unable to successfully implement integration strategies; and other risks that are described in SupportSoft’s Securities and Exchange Commission reports, including but not limited to those risks described in the “Risk Factors” section in its most recent Annual Report on Form 10-K, filed with the SEC on March 13, 2009. You can locate these filings on the Investor Relations page of SupportSoft’s website, http://www.supportsoft.com/Company/investor_relations.html.